                                                               Exhibit (a)(1)(D)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      and

                              Tender of Shares of
                  Series A 6.75% Convertible Preferred Stock

                                      of

                                  Verio Inc.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON WEDNESDAY, JUNE 14, 2000, UNLESS THE OFFER IS EXTENDED.


   This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.001 per share ("Common Stock"), or shares of Series A 6.75% Convertible Preferred Stock, par value $.001 per share ("Preferred Stock" and together with the Common Stock, the "Shares"), of Verio Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 4 of the Offer to Purchase, dated May 17, 2000 (the "Offer to
Purchase").

                       The Depositary for the Offer is:

                         Norwest Bank Minnesota, N.A.

         By Mail:            By Hand in New York:       By Hand or Overnight
                                                             Delivery:



 Norwest Bank Minnesota,     The Depository Trust
           N.A.                    Company            Norwest Bank Minnesota,
      P.O. Box 64858         Transfer Agent Drop                N.A.
 St. Paul, MN 55164-0858     55 Water Street--1st        161 North Concord
Attn: Shareowner Services           Floor                     Exchange
                           New York, NY 10041-0099    South St. Paul, MN 55075

                   Facsimile for Eligible Institutions only:
                                (651) 450-4163
             To confirm receipt of Notice of Guaranteed Delivery:
                                (651) 450-4110

  If you require additional information, please call Norwest Bank Minnesota,
                                    N.A. at
                       (800) 468-9716 or (651) 450-4064

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to Chaser Acquisition, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

Number of shares of Common Stock:__

                                                    SIGN HERE

Number of shares of Preferred
Stock:_____________________________

                                       Name(s) of Record Holder(s):

Certificate No(s). (if available):

                                       ___________________________________

___________________________________

                                       ___________________________________
___________________________________

                                                 (Please Print)

If Securities will be tendered by      Address(es):_______________________
book-entry transfer at The
Depository Trust Company, please
provide Account No.:_______________

                                       ___________________________________
                                                                (Zip Code)

                                       Area Code and Telephone No(s):


                                       ___________________________________

Dated:_____________________________    ___________________________________

                                       ___________________________________

                                   GUARANTEE

                   (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

Name of Firm:______________________

                                       Title:_____________________________

___________________________________    Name:______________________________
      (Authorized Signature)

                                              (Please Print or Type)

Address:___________________________

                                       Area Code and Telephone No.:_______

___________________________________    Dated:_____________________________
                         (Zip Code)

  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE
                     SENT WITH YOUR LETTER OF TRANSMITTAL

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